EXHIBIT 3.1

Electronic Articles of Incorporation For AHIMSA CAPITAL CORP.	P10000096346 FILED November 29, 2010 Sec. Of State jshivers

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is:

AHIMSA CAPITAL CORP.
Article II
The principal place of business address:

7567 IMPERIAL DRIVE
NO. 502
BOCA RATON, FL. US 33433
Article III
The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS
Article IV
The number of shares the corporation is authorized to issue is:

100000000
Article V
The name and Flordia street address of the registered agent is:

LAW OFFICES OF MICHAEL H. HOFFMAN PA
1521 ALTON ROAD
NO. 284
MIAMI BEACH, FL. 33139

I certify that I am familiar with and accept the responsibilities of registered agent. Registered Agent Signature: MICHAEL H. HOFFMAN	P10000096346 FILED November 29, 2010 Sec. Of State jshivers

Article VI
The name and address of the incorporation is:

MICHAEL H. HOFFMAN
1521 ALTON ROAD
NO. 284
MIAMI BEACH, FL. 33139

Incorporator Signature: Michael H. Hoffman
Article VII
The initial officer(s) and/or director(s) of the corporation is/are:

Title: P, D
ELLEN J. TALLES
7567 IMPEIAL DRIVE, NO. 502
BOCA RATON, FL. 33433 US